MODIFICATION OF SUBORDINATED DEED OF TRUST


         This MODIFICATION OF SUBORDINATED DEED OF TRUST ("Modification"), is entered into as of March 3, 1997, by and among FOUR QUEENS, INC., a Nevada corporation ("Trustor") and FIRST TRUST NATIONAL ASSOCIATION, a national association in its capacity as Trustee under the Amended and Restated Indenture referred to in Paragraph F below ("Beneficiary"). All capitalized words not otherwise defined herein are used as defined in the Amended and Restated Indenture referred to in Paragraph F below.

                               Factual Background

          A. Trustor executed a certain Deed of Trust, Assignment of Rents, and Security Agreement in favor of Beneficiary dated as of October 8, 1993 (the "Deed of Trust") which was recorded in the Official Records of Clark County, Nevada (the "Official Records") on October 8, 1993 in Book 931008 Document No. 0554. In the Deed of Trust, Trustor granted in trust for the benefit of Beneficiary and granted Beneficiary a security interest in certain real and personal property as identified therein (the "Property").

         B. The Deed of Trust secures the "Indenture Obligations," as defined in that certain Indenture dated as of October 8, 1993 by and among Elsinore Corporation, a Nevada corporation (the "Company"), certain Guarantors named therein (including Trustor), and Beneficiary (the "Original Indenture"). Pursuant to the Original Indenture, the Company issued the Original Notes in the aggregate principal amount of $60,000,000, bearing interest at 12 1/2% with a stated maturity date of October 1, 2000.

          C. The Company, Guarantors, and the Senior Noteholders entered into a certain Note and Stock Purchase Agreement dated October 11, 1994, whereby the Company issued the Senior Notes, pursuant to a Waiver of Compliance dated as of October 13, 1994, executed by Beneficiary, the Company, and the Guarantors. Trustor executed a certain Deed of Trust, Assignment of Rents, and Security Agreement in favor of the Senior Noteholders as beneficiary dated October 13, 1994 which was recorded in the Official Records on October 14, 1994 in Book 941014 Document No. 00611 (the "Senior Deed of Trust") in which Trustor granted in trust for the benefit of the Senior Noteholders and granted the Senior Noteholders a security interest in the Property to secure certain obligations under the Senior Note Documents.

         D. Beneficiary, Trustor, the Company, the Guarantors, and the Senior Noteholders also entered into a certain Intercreditor Agreement dated as of October 14, 1994 (the "Intercreditor Agreement"); and Beneficiary and Trustor entered into a certain Subordination Agreement dated October 13, 1994 (the "Subordination Agreement") which was recorded in the Official Records on October 14, 1994 in Book 94104 Document No. 00613. In the Intercreditor Agreement and the Subordination Agreement, among other things, the Beneficiary subordinated its interests in the Property under the Deed of Trust to the interests of the Senior Noteholders in the Property under the Senior Deed of Trust.

          E. On October 31, 1995, the Company filed a Chapter 11 bankruptcy reorganization case in the United States Bankruptcy Court for the District of Nevada (the "Court"), Case No. 95-24685RCJ. On August 9, 1996, the Court entered its Order Confirming Chapter 11 Plan of Reorganization (the "Order") confirming the Plan of Reorganization (the "Plan") as identified in the Order.

          F. Pursuant to the Order and the Plan, the parties to the Original Indenture entered into a certain Amended and Restated Indenture dated as of March 3, 1997 providing, among other things, for the issuance of Amended and Restated Notes in the aggregate principal amount of $30,000,000, bearing interest at 13 1/2% with a stated maturity date of August 20, 2001. Each of the Original Notes is to be exchanged for an Amended and Restated Note in a principal amount equal to 52.631579% of the unpaid principal amount of the Original Note.

          G. Pursuant to the Order and the Plan, the Company and the Senior Noteholders have executed a certain Amended and Restated Note Agreement dated as of March 3, 1997 providing for the exchange of the Senior Notes for Amended and Restated Senior Notes.

          H.  The parties desire to modify the Deed of Trust as set forth below.

                                    Amendment


          1. All references in the Deed of Trust to the Indenture shall henceforth refer to the Amended and Restated Indenture. All references in the Deed of Trust to any documents or instruments which were amended in connection with the Amended and Restated Indenture shall refer to such documents or instruments as so amended. All capitalized terms in the Deed of Trust which are not otherwise defined therein shall have the meanings set forth in the Amended and Restated Indenture. All capitalized terms which are defined in the Deed of Trust shall have the meanings set forth in the Amended and Restated Indenture if different from the definitions in the Deed of Trust.

          2. The parties hereby affirm each and every provision of the Intercreditor Agreement and the Subordination Agreement, including but not limited to the subordination of the interests of the Beneficiary in the Property under the Deed of Trust, as modified herein, to the interests of the Senior Noteholders in the Property under the Senior Deed of Trust.

     3. Section 1.5.2 of the Deed of Trust is hereby amended to read in full as follows: "1.5.2 Events of Loss and Proceeds Therefrom. Upon the occurrence of each and every Event of Loss, Trustor shall give immediate written notice thereof to Beneficiary. Pursuant to its rights granted hereunder in all Insurance Proceeds, upon the occurrence of each and every Event of Loss, Beneficiary is (to the extent permitted pursuant to the terms of the Facility Leases) hereby authorized and empowered at its option to adjust or compromise any loss under any insurance polices on the Trust Estate and to collect and receive all Insurance Proceeds. Each insurance company is hereby authorized and directed to make payment for all such Insurance Proceeds directly to Beneficiary alone and not to Trustor and Beneficiary jointly."

                   "Beneficiary shall apply such Insurance Proceeds first toward reimbursement of all of Beneficiary's costs and expenses of recovering the proceeds, including attorneys' fees. If, in any instance, each and all of the following conditions are satisfied in Beneficiary's sole judgment, Beneficiary shall permit Trustor to use the balance of such proceeds ("Net Claims Proceeds") to pay costs of repairing or reconstructing the Trust Estate in the manner described below:

                   (i) The plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be acceptable to Beneficiary.

                   (ii) Beneficiary must receive evidence satisfactory to it that after repair or reconstruction, the Trust Estate would be at least as valuable as it was immediately before the damage or condemnation occurred.

                   (iii) The Net Claims Proceeds must be sufficient in Beneficiary's determination to pay for the total cost of repair or reconstruction; or Trustor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Trustor and found acceptable by Beneficiary, of the total cost of repair or reconstruction.

                   (iv) No Event of Default shall have occurred and be continuing.

                   "If Beneficiary finds that such conditions have been met, Beneficiary shall deposit the Net Claims Proceeds and any funds which Trustor is required to provide in a noninterest-bearing account. Upon presentation of evidence satisfactory to Beneficiary that repair or reconstruction has been completed satisfactorily and lien-free, Beneficiary shall (1) disburse such Net Claims Proceeds and funds to Trustor to pay costs of repair or reconstruction, and (2) release to Trustor any Net Claims Proceeds and funds remaining after payment of such costs. However, if Beneficiary finds that one or more of such conditions have not been satisfied, Beneficiary may hold the Net Claims Proceeds as collateral for the Indenture Obligations pursuant to the Pledge Agreement."

          4. Except as expressly amended herein, the Deed of Trust shall remain in full force and effect.

         IN WITNESS WHEREOF, the Trustor and the Beneficiary have caused this Modification of Deed of Trust to be executed and delivered by their respective officers thereunto duly authorized as of the day and first written above.

                                        FOUR QUEENS, INC.

                         By: __________________________
                        Title: _________________________


                        FIRST TRUST NATIONAL ASSOCIATION,
                     a national association, as Beneficiary

                         By: __________________________
                        Title: _________________________

STATE OF NEVADA            )
                                    ) ss:
COUNTY OF CLARK            )

         On  this  ____  day of  ____________________,  199__,  before  me,  the undersigned, a Notary Public in and for the County of Clark, State of Nevada, duly commissioned and sworn, personally appeared _________________, known to me to be the _____________ of FOUR QUEENS, INC., whose name is subscribed to the within instrument, and who acknowledged to me that he/she executed the same freely and voluntarily and for the use and purposes therein mentioned.

                                       ---------------------------------
                                                NOTARY PUBLIC


STATE OF ______________    )
                                    ) ss:
COUNTY OF ____________     )

         On  this  ____  day of  ____________________,  199__,  before  me,  the undersigned,  a Notary  Public in and for the  County of  ___________,  State of
____________,    duly    commissioned    and    sworn,    personally    appeared
_________________, known to me to be the _____________ of FIRST TRUST NATIONAL ASSOCIATION, whose name is subscribed to the within instrument, and who acknowledged to me that he/she executed the same freely and voluntarily and for the use and purposes therein mentioned.

                                         ---------------------------------
                                               NOTARY PUBLIC